EXHIBIT 4.2

Registry Number: C21213-96


                            Certificate of Amendment
                          of Articles of Incorporation
                            (After Issuance of Stock)

                         INTEGRATED FOOD RESOURCES, INC.


         We the undersigned, Alain de la Motte, President, and James McKenzie, Secretary, of Integrated Food Resources, Inc., do hereby certify:

         That the Board of Directors of said corporation by unanimous consent action without a meeting pursuant to NRS 78.315 on June 23, 1999, adopted resolutions to amend the original articles as follows:


         Article 3.3.5a (i) and 3.3.5b are hereby amended to read as described in the attached Exhibit "A" which is incorporated by reference.


         The number of shares of common stock of the corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation is 16,184,643; that the said changes and amendments have been consented to and approved by the majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                                   /s/ Alain de la Motte
                                                   ----------------------
                                            Alain de la Motte, President


                                               James McKenzie, Secretary

State of Oregon
County of Washington


         On June 23, 1999, personally appeared before me, a Notary Public, Alain de la Motte, who acknowledged that he executed the foregoing instrument.


OFFICIAL SEAL
KAREN I OTIS                                       /s/ Karen I. Otis
                                                   ----------------------
NOTARY PUBLIC - OREGON                      Notary Public for Oregon
COMMISSION NO.308030
MY COMMISSION EXPIRES DEC 29, 2001

Registry Number: C21213-96


                           Certificate of Restatement
                          of Articles of Incorporation
                            (After Issuance of Stock)

                         INTEGRATED FOOD RESOURCES, INC.


         We the undersigned, Alain de la Motte, President, and James McKenzie, Secretary, of Integrated Food Resources, Inc., do hereby certify:

         That the Board of Directors of said corporation by unanimous consent action without a meeting pursuant to NRS 78.315 on June 23, 1999, adopted resolutions to amend the original articles as follows:


         Article 3.3.5a (i) and 3.3.5b are hereby amended to read as described in the attached Exhibit "A" which is incorporated by reference.


         The number of shares of common stock of the corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation is 16,184,643; that the said changes and amendments have been consented to and approved by the majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.




                                            Alain de la Motte, President

                                                      /s/ James McKenzie
                                                   ----------------------
                                               James McKenzie, Secretary

State of Oregon
County of Washington


         On June 24, 1999, personally appeared before me, a Notary Public, James McKenzie, who acknowledged that he executed the foregoing instrument.


OFFICIAL SEAL
MARK E. FOSTER                                    /s/ Mark E. Foster
                                                   ----------------------
NOTARY PUBLIC - OREGON                      Notary Public for Oregon
COMMISSION NO. 310872
MY COMMISSION EXPIRES MARCH 24, 2002

                           3.3.5    Conversion Rights

                  The holders of the Series A Stock shall have the following rights with respect to the conversion of Series A Stock into shares of Common
Stock:

                  a.       General

                           (i)      Voluntary Conversion.  Shares of the Series
A Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Class A Common Stock as are equal to the product obtained by multiplying the Series A Conversion Rate (determined under Section 3.3.5b) by the number of shares of Series A Stock being converted.

                            (ii)    Mandatory Conversion.  Each share of Series
A Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series A Stock is convertible pursuant to Section 3.3.5a(i) upon the earlier of, (A) immediately prior to the closing of a firmly underwritten, public offering by the corporation of its Common Stock, registered under the Securities Act of 1933, as amended, or (B) upon the demand of the corporation upon thirty (30) day's written notice.

                  b. Conversion Rate. The conversion rate for Series A Stock in effect at anytime (the "Series A Conversion Rate") shall equal $1.00 divided by the Series A Conversion Price, calculated as provided in Section 3.3.5c.

                  c. Conversion Price. The conversion price for Series A Stock shall initially be $1.00 (the "Series A Conversion Price"). The Series A Conversion Price shall be adjusted from time to time in accordance with Section 3.3.5d.




                                    EXHIBIT A